                          DONALDSON, LUFKIN & JENRETTE
    DLJ Bridge Finance, Inc. - 140 Broadway, New York, NY 10005-1285 - (212)
                                    504-3000

                                October 13, 1995

Coram, Inc.
Coram Healthcare Corporation
1125 Seventeenth Street
Suite 1500
Denver, Colorado 80202

Attention: Mr. Donald J. Amaral
           President and Chief Executive Officer

Gentlemen:

     We refer to the Securities Purchase Agreement dated as of April 6, 1995 among Coram, Inc., as Issuer, ourselves, as initial Purchaser and Coram Healthcare Corporation (as amended, the "Agreement"). Terms defined in the Agreement are used herein with the same meanings.

     We agree to defer payment of each installment of interest due on the Subordinated Bridge Notes and, upon their issuance, the Subordinated Rollover Notes prior to March 31, 1997 and each installment of the duration fee payable pursuant to Section 2.2(d) of the Agreement due prior to March 31, 1997. Such deferred amounts shall bear interest from their respective due dates, until paid in full, at the rate of interest specified in the Securities, which interest shall be due and payable together with such deferred amounts on the earliest of
(i) March 31, 1997 and (ii) the date of maturity of all outstanding Securities, by acceleration or otherwise.

     We further agree that (i) the definition of "Change of Control" in Section
1.1 of the Agreement is hereby amended by inserting at the beginning of clause
(a) thereof the phrase "except for stock issued pursuant to warrants to purchase up to six (6.0%) of the fully diluted common stock of Issuer issued to certain Lenders under the Credit Agreement," and by deleting the reference to "Section 6.5(ii)" in clause (b) thereof and substituting therefor a reference to "Section 6.5"; (ii) Section 6.5 of the Agreement is hereby amended by replacing such section with the following:

     Section 6.5. Limitation on Asset Sales. Neither Holdings nor Issuer will sell all or any portion of the outstanding capital stock of any of its Subsidiaries, and neither Holdings nor Issuer will permit any of their respective Subsidiaries to participate or engage in any Asset Sale unless the Net Cash Proceeds of such Asset Sale are applied to repay Designated Senior Debt, except as expressly otherwise provided in the Credit Agreement.

and (iii) Section 6.16 of the Agreement is hereby amended by deleting the phrase "If an Event of Default has occurred" and substituting therefor the phrase "At any time (i) prior to March 31, 1997, or (ii) on or after March 31, 1997, if an Event Default has occurred."
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Coram, Inc.
Coram Healthcare Corporation
Page 2                                                          October 13, 1995

     We consent to the Fourth Amendment and Limited Waiver to the Credit Agreement and First Amendment to the Security Documents dated as of October 13, 1995.

     Issuer, by signing below, acknowledges and agrees that the Bona Fide Proposal Condition specified in Section 6.23 shall be deemed satisfied because no proposal of the type contemplated therein can be made on terms and conditions more favorable to Issuer than those set forth in the Subordinated Rollover Notes. Issuer further agrees that release of Warrants under the Escrow Agreement shall commence on December 30, 1995 as per our letter to you of August 11, 1995.

     Except as specified herein, the terms of the Bridge Documents shall remain in full force and effect and are hereby confirmed.

     The terms of this letter shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

     If the foregoing is acceptable to you, please so signify by signing below not later than October 13, 1995, whereupon this agreement shall become binding and effective.

                                            Sincerely,

                                            CORAM FUNDING, INC.

                                            By:   [Illegible]
                                                -----------------------------
                                            Title: Vice President

Accepted and agreed this
13th day of October, 1995.

CORAM, INC.

By:   [Illegible]
    -----------------------------
Title:

CORAM HEALTHCARE CORPORATION

By:   [Illegible]
    -----------------------------
Title: